First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297
(212) 858-8000




                                                                   July 14, 1993



First Investors Series Fund II, Inc.
First Investors Growth & Income Fund
95 Wall Street
New York, NY 10005


Gentlemen/Ladies:


Please be advised the 10 shares of common stock of the First Investors Growth & Income Fund, a separate designated series of First Investors Series Fund II, Inc., which we have today purchased from you in the aggregate amount of $65.60 were purchased for investment purposes only with no present intention of redeeming or selling such shares and we do not have any intention of redeeming or selling such shares.

                                                 Very truly yours,



                                                 By:  /s/ David Grayson
                                                      ------------------------
                                                      David Grayson, President